Exhibit 10.1

PROGYNY, INC.
PSU AWARD GRANT NOTICE
(2019 EQUITY INCENTIVE PLAN)

Progyny, Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance-vesting restricted stock units specified and on the terms set forth below in consideration of your services (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2019 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule: The PSU Award shall vest as to 50% of the PSU Award on the date the Committee determines that the Tranche 1 Performance Goal has been achieved, and as to 50% of the PSU Award on the date the Committee determines that the Tranche 2 Performance Goal has been achieved, in each case, subject to the Participant’s Continuous Service through each such date.

For the sake of clarity: the Tranche 1 Performance Goal and the Tranche 2 Performance Goal may be achieved based on the same four consecutive fiscal quarters. If either or both of the Tranche 1 Performance Goal or the Tranche 2 Performance Goal has not been achieved prior to the fifth anniversary of the Date of Grant, the PSU Award shall be forfeited without consideration.
Issuance Schedule: One share of Common Stock will be issued for each vested restricted stock unit pursuant to Section 5 of the Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•The PSU Award is governed by this PSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “PSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•You have read and are familiar with the provisions of the Plan (including, without limitation, the forfeiture, recoupment and clawback provisions set forth in Sections 5(b) and 9(i) of the Plan), the PSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the PSU Award Agreement or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements,

promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

PROGYNY, INC.	PARTICIPANT:
By:________________________________________ Signature	________________________________________ Signature
Title:________________________________	Date:____________________________________
Date:________________________________

PROGYNY, INC.
2019 EQUITY INCENTIVE PLAN

AWARD AGREEMENT (PSU AWARD)
As reflected by your PSU Grant Notice (“Grant Notice”) Progyny, Inc. (the “Company”) has granted you a PSU Award under its 2019 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Award Agreement for your PSU Award (the “Agreement”) and the Grant Notice constitute your “PSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your PSU Award are as follows:

1.GOVERNING PLAN DOCUMENT. Your PSU Award is subject to all the provisions of the Plan. Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.GRANT OF THE PSU AWARD. This PSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your PSU Award.

3.DIVIDENDS. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Restricted Stock Units covered by your PSU Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the PSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to the PSU Award with respect to which the Dividend Units relate.

4.WITHHOLDING OBLIGATIONS. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your PSU Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company. Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award. In the event the withholding obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

5.DATE OF ISSUANCE.

(a)    To the extent your PSU Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested Restricted Stock Units subject to your PSU Award, including any additional Restricted Stock Units received pursuant to Section 3 above that relate to those vested Restricted Stock Units on the applicable vesting date(s), or if such date is not a business day, such delivery date shall instead fall on the next following business day (the “Original Distribution Date”).

(b)    Notwithstanding the foregoing, in the event that you are prohibited from selling shares of the Company’s Common Stock in the public market on the scheduled delivery date by the Trading Policy or otherwise, and the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares covered by the PSU Award vest. Delivery of the shares pursuant to the provisions of Section 5 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. However, if and to the extent the PSU Award is a Non-Exempt Award, the provisions of the Plan with respect to Non-Exempt Awards shall apply in lieu of the provisions in this Section 5.

6.TRANSFERABILITY. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

7.CORPORATE TRANSACTION. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8.NO LIABILITY FOR TAXES. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.

9.OBLIGATIONS; RECOUPMENT. You hereby acknowledge that the grant of your PSU Award is additional consideration for any obligations (whether during or after employment) that you have to the Company not to compete, not to solicit its customers, clients or employees, not to disclose or misuse confidential information or similar obligations. Accordingly, if the Company reasonably determines that you breached such obligations, in addition to any other available remedy, the Company may recoup any income realized by you with respect to your PSU Award within two years of such breach. In addition, this right to recoupment by the Company applies in the event that your employment is terminated for Cause or if the Company reasonably determines that circumstances existed that it could have terminated your employment for Cause.

10.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

11.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

12.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable federal income tax consequences, please see the Prospectus.